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FIRST AMENDMENT TO CREDIT AGREEMENT

        This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of June 27, 2002, is made by and between TRANSACTION SYSTEMS ARCHITECTS, INC., a Delaware corporation ("TSA") and ACI WORLDWIDE INC., a Nebraska corporation ("ACI") (TSA and ACI are sometimes hereinafter individually and collectively referred to as the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank");

        PRELIMINARY STATEMENTS.    The Borrower and the Bank have entered into the Credit Agreement dated as of June 28, 2001 (said Credit Agreement is hereinafter referred to as the "Credit Agreement"; the terms defined in the Credit Agreement are used herein as therein defined). The Borrower and the Bank wish to amend certain provisions of the Credit Agreement.

        NOW, THEREFORE, the Borrower and the Bank agree as follows:

  SECTION I. AMENDMENTS.

        A.    Amendment to Section 1.01(A) of the Credit Agreement.    Section 1.01 (A) of the Credit Agreement is hereby amended and restated as follows:

          (A)  Commitment. The Bank agrees, on the terms and conditions hereinafter set forth, to make advances (the "Advances") to the Borrower from time to time during the period from the date hereof to and including June 26, 2003 (the "Termination Date") in an aggregate amount not to exceed at any time outstanding the sum of Fifteen Million Dollars ($15,000,000) (the Bank's obligation to make such Advances under the terms of this Agreement is hereinafter referred to as the "Commitment"). Within the limits of the Commitment, the Borrower may borrow, repay pursuant to Section 1.04, and reborrow under this Section 1.01(A).

        B.    Replacement of Schedule 1.03(B) to the Credit Agreement.    Schedule 1.03(B) to the Credit Agreement (Primary Subsidiaries) is hereby amended and replaced in its entirety with the First Amended Schedule 1.03(B) attached hereto.

        C.    Amendment to Section 1.04(B) of the Credit Agreement.    Section 1.04 (B) of the Credit Agreement is hereby amended and restated as follows:

          (B)  Interest Rate Options. Interest on each Advance hereunder shall accrue from the date of such Advance until such Advance is paid in full at one of the following per annum rates selected by Borrower in the applicable Advance Request:

            (1)  A rate equal to the prime rate announced by the Bank from time to time, as and when such rate changes (the "Index Rate") plus zero percent (0.00%)("Index-Based Rate"); or

            (2)  Subject to the advance notification requirements set forth in Section 1.02(A)(1), the 1, 2, 3 or 6 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the LIBOR Rate Advance)(the "LIBOR Rate") plus Two Percent (2.00%) (the "LIBOR-Based Rate").

        The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Advances to which the Index-Based Rate are applicable are referred to herein as "Index Rate Advances", and Advances to which the LIBOR-Based Rate are applicable are referred to herein as "LIBOR Rate Advances."

        D.    Amendment to Section 3.01(E) of the Credit Agreement.    Section 3.01 (E) of the Credit Agreement is hereby amended and restated as follows:

          (E)  Financial Statements. The Borrower has heretofore delivered to the Bank a copy of TSA's: (i) Annual Report on Form 10-K for the fiscal year ended as of September 30, 2001; (ii) Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2001 and March 31, 2002

  (the "TSA Reports"). The financial statements contained in the TSA Reports were prepared on a consolidated basis in accordance with generally accepted accounting principles on a basis consistent with that of the previous fiscal year or period (hereinafter, "GAAP"), except where otherwise noted in the financial statements, and fairly reflect the financial position of the Borrower and all of its subsidiaries as of the date thereof, and the results of the respective operations for the Borrower and its subsidiaries for the period covered thereby. Neither the Borrower nor any of its subsidiaries has any significant known contingent liabilities other than as indicated on said financial statements, and since said date of March 31, 2002, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its subsidiaries.

        E.    Amendment to Section 3.01(G) of the Credit Agreement.    Section 3.01 (G) of the Credit Agreement is hereby amended and restated as follows:

          (G)  Other Restrictions. Neither the Borrower nor any of its subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction, nor subject to any judgment, decree or order of any court or governmental body, which the Borrower knows or reasonably should know may have a material and adverse effect on the business, assets, liabilities, financial condition, or operations of the Borrower or such subsidiary, or the obligations of the Borrower under the Loan Documents. The Borrower has no, nor with reasonable diligence should have had, knowledge of or notice that the Borrower or any of its subsidiaries is in default with respect to the performance, observance or fulfillment of any obligations, covenants or conditions contained in any agreement, instrument, charter or other corporate restriction, judgment, decree or order of any court or governmental body that might have a material adverse impact on the Borrower or its subsidiaries.

        In connection with such amendment, Schedule 3.01(G) to the Credit Agreement is hereby deleted.

        F.    Replacement of Schedule 3.01(H) to the Credit Agreement.    Schedule 3.01(H) to the Credit Agreement (Transfers of Assets) is hereby amended and replaced in its entirety with the First Amended Schedule 3.01(H) attached hereto.

        G.    Replacement of Schedule 3.01(I) to the Credit Agreement.    Schedule 3.01(I) to the Credit Agreement is (Pending Litigation) hereby amended and replaced in its entirety with the First Amended Schedule 3.01(I)  attached hereto.

        H.    Amendment to Section 4.01(D)(4) of the Credit Agreement.    Section 4.01(D)(4) of the Credit Agreement is hereby amended and restated as follows:

            (4)  as soon as available and in any event within thirty (30) days after each Quarterly Payment Date, unless requested more often by the Bank, a duly completed report (a "Quarterly Report"), in substantially the form attached to this Amendment as Exhibit A. The Borrower shall also deliver to the Bank within thirty (30) days of the Bank's request therefor (or within fifteen (15) days of the Bank's request if there exists an Event of Default), a duly completed Borrowing Base Certificate setting forth the Borrowing Base as of the date such Borrowing Base Certificate is requested by the Bank; provided, however, that the Bank agrees that it shall not request a Borrowing Base Certificate more frequently than once per quarter unless there exists an Event of Default.

        I.    Amendment to Sections 4.01(E) and (F) of the Credit Agreement.    Sections 4.01(E) and (F) of the Credit Agreement is hereby amended and restated as follows:

          (E)  Net Worth. Maintain at all times a Consolidated Tangible Net Worth of not less than $145,000,000. "Consolidated Tangible Net Worth" means the total stockholders' equity of the Borrower and the Primary Subsidiaries, minus the amount of all intangibles, and excluding"accumulated other comprehensive income," all as determined in accordance with GAAP.

          (F)  Working Capital. Maintain at all times a minimum Consolidated Working Capital of $67,000,000. "Consolidated Working Capital" means the excess of current assets of the Borrower and the Primary Subsidiaries over current liabilities of the Borrower and the Primary Subsidiaries, current assets and current liabilities each to be determined in accordance with GAAP.

        J.    Amendment to Section 4.02(C) of the Credit Agreement.    Section 4.02 (C) of the Credit Agreement is hereby amended and restated as follows:

          (C)  Debt. Create, incur, assume or permit to exist any Debt or any other liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except (1) the liabilities of the Borrower to the Bank for money borrowed hereunder, (2) those trade payables incurred in the ordinary course of business, (3) unsecured indebtedness of the Borrower and its subsidiaries in amounts not exceeding $7,000,000 in the aggregate, and (4) those obligations set forth on Schedule 4.02(D).

        In connection with such amendment, Schedule 4.02(D) to the Credit Agreement (Permitted Indebtedness) is hereby amended and replaced in its entirety with the First Amended Schedule 4.02(D) attached hereto.

        K.    Amendment to Section 4.02(F) of the Credit Agreement.    Section 4.02 (F) of the Credit Agreement is hereby amended and restated as follows:

          (F)  Change in Management. Change the current management of TSA or ACI, which the Borrower represents to the Bank to be as follows:

TSA:	Chairman—Gregory J. Duman Chief Executive Officer/President—Gregory J. Derkacht Chief Financial Officer—Dwight G. Hanson
ACI:	President—Mark R. Vipond Treasurer—Dwight G. Hanson

        L.    Amendment to Section 4.02(I) of the Credit Agreement.    Section 4.02(I) of the Credit Agreement is hereby amended and restated as follows:

          (I)  Loans, Advances, Investments. Without the Bank's prior written consent (which consent shall not be unreasonably withheld or delayed), make any loans or advances to or investment in any person or entity, other than: (1) trade accounts receivable generated in the ordinary course of business, (2) loans made pursuant those existing commitments described in Schedule 4.02(J) attached hereto, and (3) loans or advances which do not exceed, in the aggregate, the sum of $2,000,000.

        In connection with such amendment, Schedule 4.02(J) to the Credit Agreement (Permitted Loans) is hereby amended and replaced in its entirety with the attached First Amended Schedule 4.02(J).

        SECTION 2. FEE.    The Borrower shall continue to pay to the Bank all fees and other sums to be paid under the Credit Agreement, as amended hereby. No additional fees shall be due as a result of the execution and delivery of this Amendment.

        SECTION 3. EFFECTIVENESS.    This Amendment shall become effective when and only when the Bank shall have received:

          (a)  counterparts of this Amendment duly executed by the Borrower and the Bank;

          (b)  the fee, if any, required under Section 2 of this Amendment, and all other fees, if any, then due under the terms of the Credit Agreement;

          (c)  the Amended and Restated Promissory Note in the form attached hereto as Exhibit B (the "Amended Note");

          (d)  resolutions of the Borrower authorizing the execution, delivery and performance of the Credit Agreement, as amended by this Amendment, the Amended Note, the Loan Documents and all other related documents;

          (e)  an opinion of the Borrower's counsel, substantially in the form attached hereto as Exhibit C, as to the matters set forth therein and such other matters as reasonably requested by the Bank; and

          (f)    evidence satisfactory to the Bank that all conditions set forth in Article II of the Credit Agreement have been and continue to be satisfied, and

          (g)  evidence satisfactory to the Bank that all other actions necessary or, in the opinion of the Bank, desirable to perfect and protect the lien and security interests created by the Credit Agreement, as amended by this Amendment, and the other Loan Documents have been taken.

        SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER.    The Borrower represents and warrants to the Bank as follows:

          (a)  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          (b)  The execution, delivery and performance by the Borrower of this Amendment or the Credit Agreement, as amended hereby, and the Amended Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's articles of incorporation or bylaws, or (ii) law or any contractual restriction binding on or affecting the Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Borrower's properties.

          (c)  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment, the Credit Agreement, as amended hereby, the other Loan Documents or the Amended Note.

          (d)  This Amendment, the Credit Agreement, as amended hereby, the other Loan Documents and the Amended Note constitute legal, valid and binding obligations of the Borrower enforceable against Borrower in accordance with their respective terms.

          (e)  There is no pending or threatened action or proceeding affecting the Borrower or any of the Guarantors before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or the Guarantors or their abilities to perform their respective obligations under the Credit Agreement, as amended hereby, the Amended Note, and the other Loan Documents.

          (f)    No Event of Default listed in Section 5.01 of the Credit Agreement has occurred and is continuing, nor has any event, fact or circumstance occurred which could, with the passage of time or the giving of notice or both, constitute an Event of Default.

          (g)  All representations and warranties of the Borrower set forth in the Credit Agreement (as amended hereby) are true and correct as of the date of this Amendment.

        SECTION 5. REFERENCE TO AND EFFECT ON CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

          (a)  on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

          (b)  Except as specifically amended above, the Credit Agreement and all other Loan Documents (including all representations, warranties, covenants and agreements therein) shall remain in full force and effect and are hereby ratified, confirmed and restated as of the date of this Amendment.

          (c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

          (d)  The failure of the Borrower to comply with the terms and provisions of this Amendment shall constitute an Event of Default under the Credit Agreement.

        SECTION 6. FINANCING STATEMENTS.    The Borrower hereby authorizes the Lender or its designee to prepare and file all financing statements necessary or appropriate to perfect and/or continue the security interests created pursuant to the Credit Agreement and the other Loan Documents.

        SECTION 7. COUNTERPARTS.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

        SECTION 8. GOVERNING LAW.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nebraska, without regard to its principles of conflict laws.

        SECTION 9. COSTS AND EXPENSES.    The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank (who may be in-house counsel for the Bank), and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Bank as to their rights and responsibilities under this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	TRANSACTION SYSTEMS ARCHITECTS, INC., a Delaware corporation
	By:	Dwight G. Hanson, Senior Vice President and Chief Financial Officer
ACI WORLDWIDE INC., a Nebraska corporation
	By:	Dwight G. Hanson, Treasurer
BANK:	U.S. BANK NATIONAL ASSOCIATION, a national banking association
	By:	Kevin D. Munro, Vice President

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FIRST AMENDMENT TO CREDIT AGREEMENT